UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) : October 27, 2004

SBC COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

1-8610

(Commission File Number)

DELAWARE	43-1301883
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 E. Houston, San Antonio, Texas, 78205

(Address of principal executive offices and zip code)

(210) 821-4105

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Signature

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the terms of the Investment and Reorganization Agreement, dated as of October 25, 2004, by and among SBC Communications Inc. (“SBC”), BellSouth Corporation (“BellSouth”), Cingular Wireless LLC (“Cingular”), Cingular Wireless Corporation (“Manager”), the sole manager of Cingular, and affiliates of SBC, BellSouth, Cingular and Manager (the “Investment Agreement”), which is described in Item 1.01 of SBC’s Form 8-K filed on October 27, 2004, Cingular is required to issue new membership interests to SBC Long Distance, Inc., a wholly owned subsidiary of SBC, and BellSouth Mobile Data, Inc., an indirect wholly owned subsidiary of BellSouth, in a transaction not involving a public offering. SBC Long Distance, Inc. contributed additional equity of $21,614,627,394.00 pursuant to the Investment Agreement in exchange for such membership interests. The number of Cingular limited liability company units representing such interests has not yet been determined; however, following the issuance of such limited liability company units, the relative aggregate percentage ownership in Cingular by SBC and its subsidiaries, on the one hand, and BellSouth and its subsidiaries, on the other, will not be changed.

The foregoing summary of the Investment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of such agreement. A copy of the Investment Agreement is attached as Exhibit 99.01 to SBC’s Form 8-K filed on October 27, 2004, and is incorporated by reference into this Item 2.01.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBC COMMUNICATIONS INC.
Date: October 28, 2004	By:	/s/ John J. Stephens
		Name:	John J. Stephens
		Title:	Vice President and Controller